 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 15, 2024

LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2140 LAKE PARK BLVD.,
RICHARDSON, Texas 75080
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972)497-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2024, the Board of Directors (the “Board”) of Lennox International Inc. (the “Company”) elected Sivasankaran Somasundaram to the Board to serve as a Class III director. Mr. Somasundaram’s term will expire at the Company’s 2025 annual meeting of stockholders.

Mr. Somasundaram was also named to the Board Governance Committee and the Compensation and Human Resources Committee.

Mr. Somasundaram, age 58, is the President and Chief Executive Officer and a Director of ChampionX Corporation, a publicly traded global leader in chemistry solutions, artificial lift systems, and highly engineered equipment and technologies. Prior to ChampionX’s spin-off from Dover Corporation ("Dover"), Mr. Somasundaram was president and CEO of Dover Energy. He held a number of other senior executive leadership roles at Dover, including executive vice president of Dover Energy, executive vice president of Dover Fluid Management, president of Dover’s Fluid Solutions Platform, president of Dover’s Gas Equipment Group, and president of Dover’s RPA Process Technologies business. Before joining Dover in 2004, Mr. Somasundaram served in various global leadership roles at GL&V Inc. and Baker Hughes Inc.

As compensation for his service on the Board, Mr. Somasundaram will receive an annual retainer of $105,000. In addition, Mr. Somasundaram will receive annual equity compensation in the form of Company common stock of approximately $150,000. Mr. Somasundaram’s compensation is consistent with the Company’s current Board compensation program applicable to the Company’s other non-employee directors.

The Board of Directors has affirmatively determined that Mr. Somasundaram is independent and has no material direct or indirect interest in a related party transaction that requires disclosure.

Mr. Somasundaram and the Company entered into the Company's standard form indemnification agreement (the “Indemnification Agreement”), which sets forth the terms of the Company’s contractual obligation to provide indemnification, advance expenses, and provide insurance (attached hereto as Exhibit 10.1).

The foregoing description of the form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1
Form of Indemnification Agreement entered into between the Company and certain executive officers and directors of the Company (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 11, 2023 and incorporated herein by reference).

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LENNOX INTERNATIONAL INC.

Date: March 18, 2024

By:	/s/ Monica M. Brown
Name:	Monica M. Brown
Title:	Assistant Secretary